                                                                    EXHIBIT 10.1

                            EQUITY PURCHASE AGREEMENT


     THIS AGREEMENT is made as of June 9, 1994, by and among GLOBAL IMAGING SYSTEMS INC., a Delaware corporation (the "Company"), and GOLDER, THOMA, CRESSEY, RAUNER FUND IV LIMITED PARTNERSHIP, a Delaware limited partnership ("GTCR"); Thomas S. Johnson ("Johnson") and the other purchasers listed on the Schedule of Purchasers attached hereto (GTCR, Johnson and such other purchasers being referred to individually as a "Purchaser" and collectively as the "Purchasers"). Except as otherwise indicated, capitalized terms used herein are defined in Section 8 hereof.

     The parties hereto agree as follows:

     1. Authorization of Common Stock. The Company has authorized the issuance and sale to the Purchasers of (i) 0 shares of its Class A Common Stock, $.01 par value per share, having the rights and preferences set forth in Exhibit A attached hereto (the "Class A Common"), and (ii) 49,019.59 shares of its Class B Common Stock, $.01 par value per share (the "Class B Common"). The Class A Common and the Class B Common are collectively referred to herein as the "Common Stock."

     2. Purchase and Sale of the Stock. The parties will execute and deliver counterparts of this Agreement, the Registration Agreement and the Stockholders Agreement (as defined in Sections 4C and 4F below) on or about June 9, 1994. The initial funding of the Company will occur at an initial closing ("Closing") to be held on a date mutually satisfactory to the Purchasers and the Company not later than June 9, 1994. At the Closing, the Company will sell to each of the Purchasers and, subject to the terms and conditions set forth herein, each of the Purchasers will purchase from the Company, (i) the number of shares of Class A Common set forth opposite such person's name on the Schedule of Purchasers at a price of $90.00 per share and (ii) the number of shares of Class B Common set forth opposite such person's name on the Schedule of Purchasers at a price of $10.455 per share (in the aggregate, a total purchase price of $512,500 Closing of the purchase and sale of the Common Stock will be effected by exchange of documents, certificates and agreements, by air courier, facsimile transmission or other means satisfactory to the parties. At the Closing, the Company will issue and deliver to each of the Purchasers certificates evidencing the Common Stock to be purchased by the Purchasers, registered in each Purchaser's name, against payment of the purchase price therefor by check or wire transfer of funds in the amount set forth in this Section 2.

     3.  Purchasers' Commitment to Purchase Additional Equity.

     3A. Commitment.

         (i) Each of the Purchasers hereby agrees to purchase its Pro Rata Share of up to $19,987,500 of additional Class A Common (the "New Stock") on the terms and subject to the conditions set forth in this Section 3.

         (ii) The funds received by the Corporation from each purchase of New Stock shall be invested in Class A Common at a purchase price of $90.00 per share. All purchases shall be made in cash or by wire transfer of funds.

     3B. Providing Funds for Qualified Acquisitions and Investments.

         (i) Prior to June __, 1998, the Company will use reasonable efforts to notify (the "Purchase Notice") each of the Purchasers at least 30 days prior to the consummation by the Company or a Subsidiary of a Qualified Acquisition or Investment (as defined immediately below) which is to be financed by the Company or a Subsidiary other than solely with the Company's or a Subsidiary's available funds (including cash on hand or available under then existing credit facilities) (the "Equity Portion"). The Purchase Notice shall state the aggregate amount of the Equity Portion of any Qualified Acquisition or Investment and shall provide each Purchaser's Pro Rata Share thereof.
The purchase and sale of the New Stock shall occur at a time and place specified in the Purchase Notice in connection with (and is conditioned upon) the consummation of the Qualified Acquisition or Investment.

         (ii) For purposes of this Section 3B, a Qualified Acquisition or Investment shall mean the acquisition of, or investment in, a company in the copier/office equipment service dealer industry which is approved by the board of directors of the Company or the Subsidiary making such investment or acquisition.

         (iii) In no event shall the aggregate amount of purchases of New Stock under this Section 3B exceed $19,987,500 (the "Total Commitment"). In the event that Johnson is unable to fulfill any part of his Pro Rata Share (a "Deficiency"), then (a) the other Purchasers shall fulfill the amount of the Deficiency by the purchase of additional New Stock, with such purchase to be apportioned among such other Purchasers on the basis of their respective Pro Rata Shares and (b) the Purchasers' Total Commitment shall be reduced by the amount of the Deficiency; provided, however, that no Purchaser shall be required to exceed its Individual Commitment as set forth on the Purchasers' Commitment Schedule attached hereto.

         (iv) Johnson shall have the right to make any or all of his purchases of New Stock by borrowing his Pro Rata Share from the Company pursuant to the form of note attached as Exhibit A-l hereto and by also executing the form of stock pledge agreement attached as Exhibit A-2 hereto. Johnson shall not be in default under this Section 3 if the funds are not loaned by the Company.

     3C. Effect of Failure by a Purchaser to Fulfill Commitment.

         (i) If for any reason any Purchaser fails to purchase its Pro Rata Share of New Stock (a "Default"), then the Company shall be given a three-year option to repurchase any or all of such defaulting Purchaser's Common Stock at the lesser of

     (a) the book value per share, calculated as of the end of the Company's most recent fiscal quarter for which financial statements are available prior to the date of repurchase, such determination to be made in accordance with generally accepted accounting principles consistently applied or (b) the original purchase price per share. Any repurchase under this Section 3C shall be made in cash by the Company within fifteen (15) days following the Company's written notice of its exercise of the repurchase option provided in this Section 3C.

              (ii)   To effect the repurchase option contemplated by this
     Section 3C, each Purchaser hereby irrevocably constitutes and appoints any duly authorized officer of the Company to register in the stock transfer books of the Company at any time on or after the date hereof the transfer to the Company of the number of shares of Common Stock which is subject to the repurchase option pursuant to this Section 3C, as determined by the board of directors of the Company in the exercise of its good faith judgment.

              (iii) Except as set forth in the next sentence, the Company and the Purchasers acknowledge that the provisions of this Section 3C shall be the Company's sole remedy for a Purchaser's failure to purchase its Pro Rata Share of New Stock as set forth in this Agreement.

              (iv) In the event of a Default (a) the other Purchasers shall collectively fulfill the amount of the Default by purchasing such defaulting Purchaser's Pro Rata Share of New Stock on the basis of the ratio of their respective Pro Rata Shares; and (b) the Total Commitment shall be reduced by the amount of the Default; provided, however, that no Purchaser shall be required to exceed its Individual Commitment as set forth on the Purchasers' Commitment Schedule attached hereto.

          3D. Miscellaneous. At the closing of any purchase and sale pursuant to this Section 3, the Company will deliver to each Purchaser certificates evidencing the New Stock to be purchased, upon payment to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds. In connection with such closing, (i) the Company shall represent and warrant that the representations and warranties set forth in Section 7 below are true and correct in all material respects as of the date of such closing, provided that the Company shall be entitled to disclose information relating to the period from the date hereof through the date of such closing which is required in order to make such representations and warranties not false or misleading and (ii) each Purchaser shall represent and warrant to the Company that the representations and warranties set forth in Section 9C are true and correct with respect to the contemplated purchase of New Stock.

          3E. Future Purchases. In the event that GTCR invests more than $20,000,000 in the Common Stock of the Corporation (an "Additional Investment"), than the funds received by the Corporation from each Additional Investment by GTCR shall be invested in both the Class A Common and the Class B Common. Each Additional Investment shall be allocated as follows: (i) 97.5% of the Additional Investment shall be made in the Class A Common (at a purchase price of $90.00 per share) and (ii) 2.5% of the Additional Investment shall be made in the Class B Common (at a purchase price of $ 10.455 per share). In the event GTCR makes any Additional Investment, pursuant to paragraph 6 of the Stockholders Agreement, Johnson and each other Manager shall be given 30 days to purchase such number of additional shares of Class B Common (at a purchase price of $ 10.455 per share) as necessary to maintain such Manager's percentage interest in the Class B Common of the Corporation prior to the sale of the Additional Investment; provided, however, that each Manager's right to maintain his percentage interest in the Class B Common shall not be available in the event that the Additional Investment is being made by GTCR in order to ensure compliance with any of the Corporation's debt instruments or credit agreements.

     4. Conditions of each of the Purchasers' Obligations at the Closing. The obligation of each of the Purchasers to purchase and pay for the Common Stock at the Closing is subject to the satisfaction as of the Closing of the following conditions:

     4A. Representations and Warranties. The representations and warranties contained in Section 7 hereof will be true and correct at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

     4B. Certificate of Incorporation. The Company's Certificate of Incorporation in the form of Exhibit B (the "Charter"), as so filed will be in full force and effect at the Closing and will not have been further amended or modified.

     4C. Registration Agreement. The Company and the Purchasers will have entered into a registration agreement, in form and substance substantially similar to Exhibit C attached hereto (the "Registration Agreement"), and the Registration Agreement will be in full force and effect as of the Closing.

     4D. Consulting Agreement. The Company will have entered into a Consulting Agreement with Golder, Thoma, Cressey, Rauner, Inc. in form and substance substantially similar to Exhibit D attached hereto (the "Consulting Agreement"), and such Consulting Agreement will not have been amended or modified and will be in full force and effect as of the Closing.

     4E. Executive Agreements. . The Company will have entered into an Executive Employment Agreements with Johnson and Raymond Schilling in form and substance substantially similar to Exhibits E-l and E-2 attached hereto (the "Executive Agreements"), and such Executive Agreements will not have been amended or modified and will be in full force and effect as of the Closing.

     4F. Stockholders Agreement. The Company and the Purchasers will have entered into a stockholders agreement in form and substance substantially similar to Exhibit F attached hereto (the "Stockholders Agreement"), and the Stockholders Agreement will be in full force and effect as of the Closing.

     4G. Closing Documents. The Company will have delivered to each of the Purchasers all of the following documents:

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              (i)   an Officer's Certificate, dated the date of the Closing,
     stating that the conditions specified in Section 1 and Sections 4A through 4F, inclusive, have been fully satisfied;

              (ii) certified copies of the resolutions duly adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Consulting Agreement, the Executive Agreements, the Stockholders Agreement, and each of the other agreements contemplated hereby, the filing of the Charter referred to in Section 4A, the issuance and sale of the Common Stock, and the consummation of all other transactions contemplated by this Agreement;

              (iii) certified copies of the Charter and the Company's bylaws, each as in effect at the Closing;

              (iv) an opinion from Davis, Graham & Stubbs, special counsel to the Purchasers, addressed to the Purchasers and dated the Closing Date, in form and substance substantially similar to Exhibit G hereto; and

              (v) such other documents relating to the transactions contemplated by this Agreement as the Purchasers may reasonably request.

          4H. Minimum Paid-in Equity Capital. The Company will have received from the Purchasers at least $512,500 in cash as payment for the Common Stock.

          4I. Proceedings. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to the Purchasers.

          4J. Waiver. Any condition specified in this Section 4 may be waved; provided that no such waiver will be effective against the Purchasers unless it is set forth in a writing executed by all of the Purchasers.

          5.  Covenants.

          5A. Financial Statements and Other Information. The Company will deliver to each of the Purchasers (so long as the Purchaser holds any of the Common Stock):

              (i) concurrently with their delivery to the Company's board of directors, unaudited quarterly consolidated and consolidating statements of income and changes in consolidated financial position of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the fiscal year to the end of such quarter, and balance sheets of the Company and its Subsidiaries as of the end of such quarterly period;

              (ii) concurrently with their delivery to the Board of Directors, consolidating and consolidated statements of income and consolidated statements of changes in financial position of the Company and its Subsidiaries for each fiscal year and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, accompanied by an opinion of a "Big Six" or other independent accounting firm of recognized national standing acceptable to the Purchaser and a copy of such firm's annual management letter to the Board of Directors;

              (iii) any additional reports or other information concerning the Company as the Board of Directors may from time to time prescribe; and

              (iv) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 5A reasonably requests.

          5B. Inspection of Property. The Company will permit any representatives designated by the Purchasers, upon reasonable notice and during normal business hours and such other times as the Purchasers may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom, (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries, and (iv) consult with and advise the management of the Company and its Subsidiaries as to their affairs, finances and accounts.

          5C. Meetings of Directors. There will be at least four meetings of the Company's Board of Directors during each fiscal year, at least one of which will be held in each 90-day period during the Company's fiscal year. All out-of-pocket expenses of each board member incurred in connection' with attending regular and special Board of Directors' meetings and any meeting of any committee thereof will be paid by the Company.

          5D. Class A Common Stock Restrictions. So long as any Class A Common remains outstanding, the Company will not, without the consent of the holders of a majority of the outstanding Class A Common:

              (i) directly or indirectly declare or pay any dividends or make any distributions upon any of its equity securities other than the Class A Common, except for dividends payable in shares of Class B Common issued upon the outstanding shares of Class B Common;

              (ii) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities other than the Class A Common, except up to 9,803.91 shares of Common Stock (as adjusted for stock splits, stock dividends, combinations of shares and other reclassifications of shares) sold or contemplated as available for sale to Johnson and to the Company's officers and employees;

              (iii) issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) equity securities that are senior to or on a parity with the Class A Common, or (b) any Class B Common (or options, warrants or rights to acquire Class B Common) at a price less than $9.00 per share, or the fair market value of the Common Stock (as determined by the Board of Directors), whichever is greater;

              (iv) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument, which by its terms would (under any circumstances) restrict the Company's right to perform any of its obligations pursuant to the terms of this Agreement, the Registration Agreement, the Consulting Agreement, the Executive Agreements, the Stockholders Agreement, the Charter or the Company's bylaws (including, without limitation, all obligations relating to payment of dividends on and making redemptions of the Class A Common); or

              (v) except as contemplated by this Agreement, make any amendment to the Charter or the Company's bylaws, or file any resolution of the Board of Directors with the Delaware Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights of the holders of the Common Stock under this Agreement, the Registration Agreement, the Consulting Agreement, the Executive Agreements, the Stockholders Agreement, the Charter or the Company's bylaws.

          5E. Negative Covenants. So long as there is a Qualified Holder, the Company will not, without the prior consent of each Qualified Holder:

              (i) merge or consolidate with any Person or, except as permitted by subparagraph (iv) below, permit any Subsidiary to merge or consolidate with any Person (other than a merger between the Company and a wholly-owned Subsidiary (but only if the Company is the surviving corporation and its certificate of incorporation is not amended or modified thereby) or between wholly-owned Subsidiaries);

              (ii) sell, lease or otherwise dispose of, or permit any subsidiary to sell, lease or otherwise dispose of, more than 20% of the Company's consolidated assets in any transaction or series of related transactions (other than sales in the ordinary course of business).

              (iii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

              (iv) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise) involving an aggregate consideration exceeding $100,000 in any one transaction or an aggregate consideration exceeding $250,000 in any twelve-month period;

              (v) except as contemplated by this Agreement, enter into, or permit any Subsidiary to enter into, any transaction with any of the Company's or any of its Subsidiary's officers, directors, or employees or their respective affiliates, except for normal employment arrangements and benefit programs, and except for the Consulting Agreement and the Executive Agreements;

              (vi) create, incur, assume, or suffer to exist or permit any Subsidiary to create, incur, assume or suffer to exist, funded indebtedness exceeding in the aggregate $200,000 outstanding at any time on a consolidated basis;

              (vii) make any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) exceeding $200,000 in the aggregate on a consolidated basis during any twelve-month period;

              (viii) enter into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with generally accepted accounting principles consistently applied) under which the amount of the aggregate lease payments for all such agreements exceeds $400,000 on a consolidated basis for any twelve-month period;

              (ix) issue or sell any shares of capital stock, or rights to acquire shares of capital stock except as contemplated by this Agreement; or

              (x) issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or another Subsidiary.

          5F. Affirmative Covenants. So long as there is a Qualified Holder, unless otherwise consented to by each Qualified Holder, the Company will, and will cause each Subsidiary to:

              (i) at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

              (ii) maintain and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times in all material respects;

              (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its properties, unless and to the extent that the same are being contested in good faith;

              (iv) comply with all other material provisions of any material contract or agreement to which it is a party or by which it is bound, whether oral or written, express or implied, and pay all material obligations which it has incurred or may incur pursuant to any such contract or agreement as such obligations become due, unless and to the extent that the same are being contested in good faith;

              (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which might reasonably be expected to have a material adverse effect upon the financial condition, operations or business prospects of the Company or any Subsidiary;

              (vi) apply for and continue in force with good and reputable insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured corporations of similar size engaged in similar lines of business;

              (vii) make all required filings under the Hart-Scott-Rodino Act for all acquisitions by the Company or any Subsidiary; and

              (viii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.


          5G. Registration of Transfer. The Company will keep at its principal office (or such other place as the Company reasonably designates) a register for the registration of stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Company will, at the request of the registered holder of such certificate and subject to the restrictions on transfer set forth in this Agreement, execute and deliver a new certificate or certificates in exchange therefor representing the number of shares of Common Stock represented by the surrendered certificate, and the Company forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other costs incurred by the Company in connection with such issuance.

          6.  Transfer of Restricted Securities.

              (i) Restricted Securities are transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities and Exchange

     Commission (or any similar rule then in force) if such rule is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

              (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 6(i)(a) or (b) above), the holder thereof will deliver written notice to the Company describing the transfer or proposed transfer, together with an opinion of Davis, Graham & Stubbs or other counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of Davis, Graham & Stubbs or such other counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 9C. If the Company is not required to deliver such new certificates for such Restricted Securities, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and Section 9D.

          7. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Common Stock, the Company hereby represents and warrants that:

          7A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure so to qualify might reasonably be expected to have a material adverse effect on the financial condition, operating results or business prospects of the Company. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's Charter and bylaws that have been furnished to the Purchasers' reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          7B. Capital Stock and Related Matters.

              (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company will consist of (a) 300,000 shares of Class A Common Stock, of which no shares will be issued and outstanding, and (b) 300,000 shares of Class B Common Stock, of which 55,555.53 shares will be issued and outstanding, and 3,267.97 shares will be reserved for issuance to employees, officers and directors of the Company. As of the Closing, the Company will not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. As of the Closing, the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except pursuant to its Charter, this Agreement, the Stockholders Agreement and the Executive Agreements. As of the Closing, all of the outstanding shares of the Company's capital stock will be validly issued, fully paid and nonassessable.

              (ii) Except as provided in this Agreement, there are no statutory or contractual stockholders preemptive rights with respect to the issuance of the Common Stock hereunder. Based in part on the investment representations of each of the Purchasers in Section 9C, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Common Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs other than this Agreement, the Registration Agreement, the Executive Agreements and the Stockholders Agreement.

          7C. Subsidiaries. The Company does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person.

          7D. Authorization: No Breach. The execution, delivery and performance of this Agreement, the Registration Agreement, the Consulting Agreement, the Executive Agreements, the Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Registration Agreement, the Consulting Agreement, the Executive Agreements, the Stockholders Agreement, the Charter and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Consulting Agreement, the Executive Agreements, the Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Common Stock hereunder, and fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound.

          7E. No Prior Activities. As of the date of the Closing, the Company has no significant assets and has not incurred any significant liabilities or obligations, except those incurred in connection with its incorporation, with the negotiation and consummation of this Agreement and the transactions contemplated hereby. As of the date of the Closing, the Company has not engaged in any business or activities of any type or kind whatever, or entered into any agreements or arrangements with any person or entity, or become subject to or bound by any obligation or undertaking which is not related to the transactions contemplated by this Agreement.

     7F. Tax Matters. The Company has filed all tax returns which it is required to file; all such returns are true and correct in all material respects; the Company has in all material respects paid all taxes owed by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and there are no material unresolved questions or claims concerning the Company's tax liability. The Company has not made an election under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

     7G. Contracts and Commitments. The Company has not entered into any contract or commitment except as described herein. No director, officer or employee of the Company is prohibited or in any way limited by any agreement in his or her ability to conduct the business of the Company or engage in any of the transactions contemplated by this Agreement.

     7H. Litigation, etc. There are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; the Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

     7I. Brokerage. There are no claims against the Company for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company. The Company will pay, and hold the Purchasers harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     7J. Governmental Consent, etc. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transaction contemplated hereby or thereby.

     7K. ERISA. The Company does not presently maintain or contribute to, nor has ever maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service ("IRS") Form 5500, and the Company does not presently contribute to nor ever has contributed to any "multi-employer plan," as such term is defined in Section 3 of ERISA.

     7L. Compliance with Laws. The Company is not in violation of any law or any regulation or requirement which violation might reasonably be expected to have a material adverse effect upon the financial condition, operating results or business prospects of the Company and the Company has not received notice of any such violation.

     7M. Employee Agreements. None of the Company's key employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would conflict with his obligation to use his best efforts to promote the interests of the Company or which would conflict with the Company's business as conducted or as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business as an officer, director or employee by any of its key employees, nor the conduct of the Company's business as conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of its key employees is now obligated.

     7N. Disclosure. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchasers by or on behalf of the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware and which could reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company.

     7O. Closing Date. The representations and warranties of the Company contained in this Section 7 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser will be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

     8. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

     "Affiliates" shall have the meaning set forth in Rule 405 of the Securities Act.

     "Executive Agreements" shall mean those certain executive agreements with Johnson, Raymond Schilling and other principal executives of the Company pursuant to which such executives will purchase up to an aggregate of 8,823.5 shares of Class B Common (as adjusted from time to time for any stock splits, stock dividends, recombinations, mergers, recapitalizations, reclassifications or any similar event).

     "Individual Commitment" shall mean, with respect to each Purchaser, the amount set forth on the Purchasers' Commitment Schedule attached hereto under the caption "Individual Commitment" opposite such Purchaser's name.

     "Investment" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest of any other Person and
(ii) any capital contribution by such Person to any other Person.

     "Manager" shall mean Johnson, Raymond Schilling and any other executives of the Company or a Subsidiary who purchase shares of Class B Common pursuant to the Executive Agreements.

     "Officer's Certificate" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Pro Rata Share" means the ratio of (x) the total commitment by each Purchaser to purchase Class A Common Stock on the date of the Closing to (y) $20,000,000. Each Purchaser's Pro Rata Share is set forth on the Purchasers' Commitment Schedule attached hereto.

     "Qualified Holder" means any Purchaser (together with successors and its Affiliates) which owns at least 40% of the outstanding shares of Class A Common (so long as shares of Class A Common remain outstanding) and 30% of the outstanding shares of Class B Common.

     "Restricted Securities" means the Common Stock issued hereunder, and any securities issued with respect thereto by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale and have actually been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 9C have been delivered by the Company in accordance with paragraph 6(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 9C.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

     9.  Miscellaneous.

     9A. Expenses. The Company agrees to pay, and hold the Purchasers and all holders of Common Stock issued hereunder, harmless against liability for the payment of, (i) the reasonable fees and expenses of their counsel arising in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement, (ii) reasonable fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Charter, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Common Stock issued hereunder, (iv) reasonable fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, the agreements contemplated hereby and the Charter, and (v) any out-of-pocket expenses incurred by the Purchasers in connection with the formation of the Company or the conduct of the Company's business (including, without limitation, any travel expenses and executive search fees of executive search firms).

     9B. Remedies. Each holder of Common Stock will have all rights and remedies set forth in this Agreement and the Charter and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     9C. Purchasers' Investment Representations. Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, that it is an Accredited Investor as that term is defined in Rule 501 under the Securities Act and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent such Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 6 hereof. Each certificate for Restricted Securities will be imprinted with a legend in substantially the following form:

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Equity Purchase Agreement, dated as of June __, 1994, by and among the issuer (the "Company") and certain investors, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge.

     9D. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if (i) in the case of provisions relating expressly to rights of the Class A Common or the holders thereof, the Company has obtained the written consent of holders of a majority of the shares of Class A Common issued hereunder outstanding at the time such consent is given, (ii) in the case of provisions relating expressly to rights of the Class B Common or the holders thereof, the Company has obtained written consent of holders of at least two-thirds of the shares of Class B Common issued hereunder outstanding at the time such consent is given and (iii) in the case of all such other provisions, the Company has obtained the written consent of holders of a majority of the Class A Common and at least two-thirds of the Class B Common issued hereunder. No other course of dealing between the Company and the holder of any Class A Common or Class B Common or any delay in exercising any rights hereunder or under the Charter will operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Class A Common or Class B Common held by the Company or any Subsidiaries will not be deemed to be outstanding. If the Company pays any consideration to any holder of Common Stock for such holder's consent to any amendment, modification or waiver hereunder, the Company shall also pay each other holder granting its consent hereunder equivalent consideration computed on a pro rata basis.

     9E. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by any of the Purchasers or on their behalf.

     9F. Successors and Assigns. Except as otherwise expressly provided herein or in any instruments of transfer or assignment, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as a purchaser or holder of Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Common Stock.

     9G. Capital and Surplus. The Company agrees that the capital of the Company (as such term is used in Section 154 of the General Corporation Law of Delaware) in respect of the Common Stock issued pursuant to this Agreement will be equal to the aggregate par value of such shares. The Company further agrees that it will not increase the capital of the Company with respect to any shares of the Company's capital stock at any time on or after the date of this Agreement, except as contemplated herein.

     9H. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     9I. Counterparts. This Agreement may be executed simultaneously in counterparts, both of which need not contain the signatures of more than one party, but both such counterparts taken together will constitute one and the same Agreement.

     9J. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     9K. Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Illinois.

     9L. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, or sent by telex or facsimile transmission, or sent by receipted air courier, or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to the Company and the Purchaser at the address indicated below:

         Notice to the Company

         P.O. Box 273478
         Tampa, Florida 33688-3478
         Attention:        President
         Telephone:        (813) 960-5508
         Telecopy:         (813) 264-7877

         Notice to the Purchasers

         Golder, Thoma, Cressey, Rauner Fund IV
           Limited Partnership
         233 South Wacker Drive
         Suite 6100
         Chicago, Illinois 60606
         Attention:        Carl D. Thoma
         Telephone:        (312) 382-2200
         Telecopy:         (312) 382-2201

         And to the other Purchasers at the addresses set forth opposite each Purchaser's name on the Schedule of Purchasers attached hereto.

         With a copy to

         Christopher J. Hagan
         Davis, Graham & Stubbs
         1225 New York Avenue
         Suite 1200
         Washington, D.C. 20005
         Telephone:        (202) 822-8660
         Telecopy:         (202) 293-4794

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     9M. Unrelated Business Taxable Income. The Company shall not engage in any transaction which is reasonably likely to cause GTCR or any of its limited partners which are exempt from income taxation under Section 501(a) of the Code and if applicable, any pension plan that any such trust may be a part of, to recognize unrelated business taxable income as defined in Section 512 and
Section 514 of the Code.

     9N. Hart-Scott-Rodino Compliance. In connection with any transaction in which the Company is involved which is required to be reported under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time (the "HSR Act"), the Company shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice which may be required to comply with the HSR Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings, in connection with the transactions contemplated thereby. The Company shall take all reasonable actions and shall file and use reasonable best efforts to have declared effective or approved all documents and notifications with any governmental or regulatory bodies, as may be necessary or may reasonably be requested under federal antitrust laws for the consummation of the subject transaction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   GLOBAL IMAGING SYSTEMS INC.



                                   By: /s/ Thomas S. Johnson
                                      -----------------------------------
                                       Thomas S. Johnson, President
                                       and Chief Executive Officer



                                   GOLDER, THOMA, CRESSEY, RAUNER
                                   FUND IV LIMITED PARTNERSHIP

                                   By: GOLDER, THOMA, CRESSEY, RAUNER IV, L.P.
                                       General Partner


                                   By: Golder, Thoma, Cressey, Rauner, Inc.
                                       General Partner


                                   By: /s/ Carl D. Thoma
                                      ------------------------------------
                                       Carl D. Thoma
                                       Authorized Officer


                                   /s/ Thomas S. Johnson
                                   ---------------------------------------
                                   Thomas S. Johnson

                                 AMENDMENT NO. 1
                                       TO
                            EQUITY PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO EQUITY PURCHASE AGREEMENT is entered into as of August 14, 1996 by and between Global Imaging Systems Inc., a Delaware corporation (the "Company"); Golder, Thoma, Cressey, Rauner Fund IV, Limited Partnership, a Delaware limited partnership ("GTCR"); and Thomas S. Johnson ("Johnson").

                                   WITNESSETH

     The Company, GTCR and Johnson are parties to an Equity Purchase Agreement dated June 9, 1994 (the "Equity Purchase Agreement"). In order to induce Jackson National Life Insurance Company ("JNL") to invest in the capital stock of the Company pursuant to an Equity Purchase Agreement to be entered into on the date hereof between the Company and JNL (the "JNL Purchase Agreement"), the Company, GTCR and Johnson have agreed to make certain changes to the Equity Purchase Agreement.

     Certain capitalized terms used herein are defined in the Equity Purchase Agreement.

     The parties hereto agree as follows:

     1.  AMENDMENTS TO EQUITY PURCHASE AGREEMENT.

     1.1 Negative Covenants. Section 5E(ix) of the Equity Purchase Agreement is hereby amended to add the phrase "or the JNL Purchase Agreement" after the word "Agreement" in the last line of such Section.

     1.2 Definitions. Section 8 of the Equity Purchase Agreement is hereby amended to add the following new definitions:

              "JNL" shall mean Jackson National Life Insurance Company, a Michigan life insurance company and its successors and assigns.

              "JNL Purchase Agreement" shall mean the Equity Purchase Agreement between the Company and JNL dated August 14, 1996, as amended from time to time."

     1.3 New Section. A New Section 10 is hereby added to the Equity Purchase Agreement to read as follows:

              "10. Redemption. Subject to the Company's Board of Directors right to sell all remaining shares of Class A Common to the Purchasers, upon the earlier of (i) a Sale of the Company (as defined in the Stockholders Agreement) or (ii) a Qualified Public Offering (as defined in the Stockholders Agreement), the Company shall have the right to redeem a number of shares of Class B Common held by each Purchaser determined based on the following formula:


              Redeemed Amount = OB x ( l- (OA / IC))

     WHERE:

              OB = The number of Class B Common Shares purchased by the Purchaser pursuant to this Agreement.

              OA = The number of Class A Common Shares purchased by such Purchaser on the date of determinations

              IC = The aggregate number of shares of Class A Common which such Purchaser would have acquired if it had purchased its full Individual Commitments

     For example:

     If GTCR purchased 5,000 shares of Class B Common pursuant the Agreement and has purchased 8,000 of its 10,000 shares of Class A Common prior to a Qualified Public Offering, then:



              Redeemed Amount = 5,000 x (1 - (8,000 / 10,000))

              Redeemed Amount = 5,000 x (1 - .8)

              Redeemed Amount = 5,000 x .2

              Redeemed Amount = 1,000 shares of Class B Common


     The number of Redeemed Shares may then be repurchased in cash by the Company for an amount equal to the original purchase price for such shares. In addition, the Company shall reimburse the Purchasers for any income taxes associated with such redemption."


     2. EFFECT OF THE AMENDMENT. All references in the JNL Purchase Agreement or in any other document to the "Equity Purchase Agreement" or the "GTCR Purchase Agreement" shall mean the Equity Purchase Agreement as amended by this Amendment. Except as specifically amended above, the Equity Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     3. DESCRIPTIVE HEADINGS. The descriptive headings of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

     4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

     5. COUNTERPARTS. This Amendment may be executed and delivered in counterparts, each of which shall constitute an original, and all of which together shall constitute one Amendment.






                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Equity Purchase Agreement as of the date first written above.


                                       GLOBAL IMAGING SYSTEMS INC.



                                       By: /s/ Thomas S. Johnson
                                           -------------------------------
                                           Thomas S. Johnson, President
                                           and Chief Executive Officer


                                       GOLDER, THOMA, CRESSEY, RAUNER FUND
                                       IV LIMITED PARTNERSHIP

                                       By: GTCR IV, L.P.
                                           General Partner


                                       By: Golder, Thoma, Cressey, Rauner Inc.
                                           General Partner


                                       By: /s/ Carl D. Thoma
                                           -------------------------------
                                           Carl D. Thoma
                                           Authorized Officer


                                       /s/ Thomas S. Johnson
                                       -----------------------------------
                                       Thomas S. Johnson